UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2010

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 25C, New York, New York		10036

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	212 920-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2010, Ener1, Inc. (“Ener1”) entered into a Revolving Line of Credit Agreement (the “LOC Agreement”) with Think Holdings, AS (“Think”), whereby Ener1 established a line of credit for Think in the aggregate principal amount of $5,000,000 (the “Credit Limit”).  Pursuant to the LOC Agreement, Think may request an advance in minimum increments of $100,000 at any time until January 31, 2011.  All funds advanced will bear interest at a rate of 12% per annum (or, upon an event of default, the lesser of 18% per annum or the highest rate permitted by applicable law).  Ener1 has initially advanced $2,000,000 to Think under the LOC Agreement.

Think is obligated to repay Ener1 the entire outstanding principal and all accrued and unpaid interest on the line of credit on or before February 28, 2011.  Think may prepay its indebtedness at any time without penalty.

Think’s obligations under the LOC Agreement are secured by all of the assets and properties of Th!nk North America, Inc. (“Think NA”), an indirect subsidiary of Think, pursuant to the terms of a security agreement (the “Security Agreement”).  The assets of Think NA include 210 Think City A-306 electric vehicles (excluding batteries) (each vehicle, a “Unit”).  Within five business days of the sale of each tranche of 25 Units, Think will prepay its indebtedness in an amount equal to the lesser of (a) the product of the number of Units sold and $23,500 or (b) the total outstanding indebtedness.  The Credit Limit will also be reduced by the product of the number of Units sold and $23,500.

Until Think has performed all of its obligations under the LOC Agreement, Think may not incur any bank or similar debt financing without Ener1’s consent and may not create a lien on any of its assets, except for a security interest in favor of Ener1, purchase money liens, and liens granted to equipment lessors and equipment lenders.

It is an event of default under the LOC Agreement if (a) Think files for bankruptcy or other insolvency proceedings, (b) an involuntary bankruptcy or other insolvency proceedings are filed against Think, (c) Think fails to pay the entire principal amount and accrued interest by February 28, 2011, (d) the representations and warranties made by Think in the LOC Agreement are incorrect or misleading, (e) Think or any of its subsidiaries or affiliates fails to pay when due any bank indebtedness over $10,000 or (f) Think breaches any other provision of the LOC Agreement and fails to cure such breach within 10 days of notice.  If an event of default occurs, Ener1 may demand immediate repayment of all amounts due under the LOC Agreement.

The above description of the LOC Agreement and the Security Agreement is qualified in its entirety by the full text of the LOC Agreement and the Security Agreement, which are attached hereto as Exhibits 10.1 and 10.2, and which are hereby incorporated herein by reference.

Think is a Norwegian based company that develops and produces electric vehicles, and is a significant customer of Ener1.  Ener1 also has a substantial equity interest in Think.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Revolving Line of Credit Agreement between Ener1, Inc. and Think Holdings, AS, dated November 18, 2010.

Exhibit 10.2 Security Agreement between Ener1, Inc. and Th!nk North America, Inc., dated November 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

November 23, 2010	By:	/s/ Charles Gassenheimer

Name: Charles Gassenheimer
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Revolving Line of Credit Agreement between Ener1, Inc. and Think Holdings, AS, dated November 18, 2010

10.2	Security Agreement between Ener1, Inc. and Th!nk North America, Inc., dated November 18, 2010